EXHIBIT 10.29

AMENDMENT TO
LICENSE AGREEMENT

      AMENDMENT TO LICENSE AGREEMENT dated as of October 23, 2000 (“Amendment”) by and between INEX PHARMACEUTICALS CORP., a British Columbia corporation, having its principal place of business at 100-8900 Glenlyon Parkway, Burnaby, B.C., Canada V5J 5J8 (“INEX”) and ESPERION THERAPEUTICS, INC., a Delaware corporation, having its principal place at business at 3621 S. State, 695 KMS Place, Ann Arbor, MI 48108, USA (“ESPERION”).

W I T N E S S E T H:

      WHEREAS, INEX and ESPERION have entered into a License Agreement dated as of March 16, 1999 (the “Agreement”) which provides for the exclusive license by ESPERION from INEX of certain rights, technology and know-how, and certain other matters as set forth therein.

      WHEREAS, ESPERION, INEX, University of British Columbia (“UBC”), Michael J. Hope (“HOPE”) and Wendi V. Rodrigueza (“RODRIGUEZA”) are defendants in a lawsuit filed against them by Kevin J. Williams (“WILLIAMS”) and Talaria Therapeutics, Inc., a Delaware corporation (“TALARIA”) (the “Lawsuit”).

      WHEREAS, ESPERION has filed a demand for arbitration with the American Arbitration Association regarding certain disputes with INEX under the Agreement (the “Arbitration Demand”).

      WHEREAS, ESPERION has settled the Lawsuit with TALARIA and WILLIAMS, and has entered into an Agreement and Plan of Merger and Reorganization dated as of September 21, 2000 (the “Merger Agreement”), by and among ESPERION, Esperion Mergerco, Inc., a Delaware corporation and wholly-owned subsidiary of ESPERION (“MERGERCO”), and TALARIA, providing for, among other things, the merger of MERGERCO with and into TALARIA whereupon TALARIA, the surviving company in the merger, has become a wholly-owned subsidiary of ESPERION and has changed its name ultimately to Esperion LUV Development, Inc. (“ELD”).

      WHEREAS, as a result of the acquisition of TALARIA by ESPERION, the resolution of the Lawsuit and the agreement of ESPERION to withdraw the Arbitration Demand, INEX and ESPERION wish to amend the Agreement as provided for in this Amendment.

      NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Agreement:

      1. Section 3.1. Milestone Payments. The schedule of milestone payments set forth in Section 3.1 of the Agreement shall be amended to read in its entirety as follows:

       CONFIDENTIAL TREATMENT IS REQUESTED FOR THE PORTIONS OF THE AMENDMENT TO LICENSE AGREEMENT THAT ARE MARKED WITH ASTERISKS. A COMPLETE COPY OF THIS AMENDMENT TO LICENSE AGREEMENT, INCLUDING THE REDACTED TERMS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

		Milestone		Amount

1.		Execution of this Agreement		US$ 250,000

2.		Upon the enrollment of the first patient in a Phase II Clinical Trial		US$ 100,000

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			Total	US$6,550,000

      2. Section 4.1. Royalties. Section 4.1(a) of the Agreement shall be amended by adding the following new sentence to the end of the second sentence in Section 4.1(a):

For the purposes of computing the earned royalties payable by ESPERION to INEX pursuant to this Section 4.1(a), the definition of “Licensed Patents” under Section 1.11 of the Agreement shall include the Patents (as defined in the Merger Agreement) acquired from TALARIA pursuant to the Merger Agreement (collectively, the “Talaria Patents”). The right of INEX to receive royalties from ESPERION based on 1) Net Annual Sales of the Licensed Products and 2) Sublicensing Royalties involving the Talaria Patents shall survive the termination of the Agreement pursuant to Section 9.1 and/or 9.2 of the Agreement, but in no event later than March 4, 2014, unless the Agreement is terminated at any time by ESPERION pursuant to Section 9.3 of the Agreement for a breach or default by INEX of its obligations under the Agreement (which breach or default is not remedied within the applicable cure period).

      3. Schedule A (Earned Royalties). Schedule A to the Agreement shall be deleted and replaced in its entirety with a new Schedule A attached hereto and incorporated herein by reference thereto.

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CONFIDENTIAL TREATMENT REQUESTED
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      4. Section 4.2. Creditability of Milestone Payments.

                  Section 4.2 of the Agreement shall be amended as follows: by adding a “(i)” after “4.2” and before “Creditability of Milestone Payments”, and adding a new sub-paragraph 4.2 (ii) as follows:

(ii) Creditability of Sublicensing Royalties Paid to Talaria Stockholders; Ceiling. * * * * of each payment of sublicensing royalties paid by ESPERION to the Talaria Stockholders (as defined in the Merger Agreement) from the sublicensing of Products (as defined in the Merger Agreement) in North America pursuant to Section 5.4(b)(i)(B) of the Merger Agreement shall be creditable towards the royalties owed to INEX by ESPERION based on Sublicensing Royalties pursuant to Section 4.1(a) of the Agreement (herein referred to as the “Sublicensing Credits”), subject to the Ceiling (defined below).Notwithstanding any provision of this Agreement, in no event shall the sum of the following exceed US$7 million (the “Ceiling”): (a) US$2.2 million (representing the aggregate reduction in total milestone payments payable by ESPERION under Section 3.1 of this Agreement from US$8.75 million, as previously provided in Section 3.1 upon execution of this Agreement, to US$6.55 million, as provided in Section 3.1, as amended); (b) the aggregate reduction in the amount of royalties paid by ESPERION to INEX based on Net Annual Sales in North America under Section 4.1(a) of this Agreement, as amended, as compared with the amount of such royalties payable as previously provided in Section 4.1(a) of this Agreement upon execution of this Agreement; and (c) the aggregate Sublicensing Credits applied as a credit by ESPERION.

      5. Section 7.2. Prosecution and Maintenance of Licensed Patents. Sections 7.2(a) and 7.2(b) of the Agreement shall apply to Braun only, and any reference to Hope/Rodrigueza shall be superseded and replaced with the following Section 7.2.1 inserted immediately before Section 7.3:

7.2.1. Subject to Section 7.2.1(d) below:

(a) INEX and UBC each hereby grant complete control over the Hope/Rodrigueza patent application prosecution to ESPERION and/or ELD, in order that ESPERION and/or ELD may pursue any and all strategies they deem appropriate, in their sole discretion, for the prosecution and maintenance of the Licensed Patents and Know-How in the aggregate; subject to the following provisions:

(i) ESPERION and/or ELD shall use their reasonable commercial efforts to diligently prosecute and maintain the Licensed Patents;

(ii) ESPERION and/or ELD shall, except to the extent protected by attorney-client privilege between ESPERION and/or ELD and their

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CONFIDENTIAL TREATMENT REQUESTED
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respective attorneys, provide INEX and, in the case of Hope/Rodrigueza, also to UBC, with copies of all substantive proposed correspondence relating to the scope or rejection of the claims in advance of filing with the U.S. Patent and Trademark Office for prompt review and comment; provided, however, that in no event shall ESPERION and/or ELD be obligated to abide by such comments from either INEX or UBC.

(iii) For a term commencing with the effective date of this Amendment and ending on March 4, 2014, or earlier if the parties otherwise agree, ESPERION and/or ELD agree to maintain a patent application pending in the U.S. Patent and Trademark Office, which application contains the complete disclosure of the Hope/Rodrigueza application, and maintains continuity of its disclosure (the “Application”). INEX and UBC hereby agree that ESPERION and/or ELD have the right to abandon patent application Serial Nos. 09/175,553 and/or 09/322,336 in favor of such Application.

(b) The rights granted to ESPERION and/or ELD in Section 7.2.1(a) above include, but are not limited to, the right to alter the scope of any patent coverage and take any other actions with regard to the Licensed Patents and Know-How without the consent of INEX or UBC or any other party. Such rights also include the right to conform the patent applications and patents with respect to such Licensed Patents and Know-How to the outcome of an aggregate patent portfolio assessment and strategy determination to be made by ESPERION at its sole discretion.

(c) INEX agrees to cooperate fully with ESPERION and ELD in furnishing all information and performing all actions requested by ESPERION or ELD, which are necessary or helpful to the consummation of transactions contemplated by this Section 7.2.1 or desirable for the corporate purposes of ESPERION or ELD in connection with the Licensed Patents and Know-How, including, without limitation, providing copies of all documents and other information relating to the Licensed Patents and Know-How and the prosecution thereof to ESPERION’s authorized employees, attorneys, agents or representatives, and executing all legal documents reasonably necessary or requested by ESPERION in connection therewith. In addition, INEX agrees to execute all documents and take all actions necessary to delay the Hope/Rodrigueza patent from issuing, pending assessment of the aggregate patent portfolio and determination of the patent strategy by ESPERION which assessment and determination shall be at the sole discretion of ESPERION. INEX shall be solely responsible for reimbursing UBC for expenses incurred by UBC in connection with prosecuting and maintaining the Hope/Rodrigueza patent.

(d) The actions taken and rights granted to ESPERION and/or ELD under this Section 7.2.1 shall not in any manner adversely affect, reduce or diminish INEX’s rights to receive royalties with respect to Licensed Products, as such rights were in effect under the Agreement prior to the effective date of this Amendment.

      6. Extinguishment of “Williams Claim” Indemnification. Sections 7.6.1, 7.6.1.1. and 7.6.2 of the Agreement shall be deleted in their entirety. Section 10.2(c) of the Agreement is amended to delete the comma and insert a period after the word “hereunder” in the tenth line of the first sentence thereof and to delete the remainder of such sentence.

      7. Attorneys Fees and Litigation Costs. INEX and ESPERION hereby agree that each party shall pay its own attorneys’ fees and other costs relating to the Lawsuit and there shall be no indemnification obligation of ESPERION under Section 10.1 of the Agreement or of INEX under Section 10.2 of the Agreement with respect to any such fees or costs incurred by INEX or ESPERION or any other Indemnitee in connection with the Lawsuit or the Arbitration Demand or the subject matter thereof.

      8. Representations. Each party hereto represents and warrants that: (a) such party has all requisite power and authority to enter into this Amendment; (b) the individual signing this Amendment on such party’s behalf has full authority to do so; (c) no consent of any person and no approval or authorization of, or declaration or filing with, any governmental or regulatory authority is required for the valid authorization, execution and delivery by such party of this Amendment or the performance by such party of its obligations under this Amendment; and (d) this Agreement is valid and binding upon such party, enforceable against such party in accordance with its terms.

      9. The parties agree as follows:

                  (a) This Amendment shall be governed and construed in accordance with the laws of the State of Michigan without regard to its conflict of laws principles.

                  (b) This Amendment and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assigns.

                  (c) This Amendment, together with the Agreement as amended hereby, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements and understandings, whether oral or written, with respect to the matters addressed herein.

      10. The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Agreement shall hereafter continue in full force and effect in accordance with the terms thereof, except to the extent amended, modified, deleted or revised herein.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

INEX PHARMACEUTICALS CORP

By: /s/ David Main Name: Title:

ESPERION THERAPEUTICS, INC

By: /s/ Roger S. Newton Name: Roger S. Newton Title: President & CEO

ESPERION LUV DEVELOPMENT, INC. formerly known as TALARIA THERAPEUTICS, INC

By: /s/ Roger S. Newton Name: Roger S. Newton Title: President

      The undersigned hereby (i) acknowledge and agree to the foregoing Amendment as of the date thereof and (ii) agree to cooperate fully with ESPERION and ELD as provided in Paragraph number 5 of the Amendment (addressing Section 7.2.1(c) of the Agreement) as if named therein in the place and stead of INEX.

UNIVERSITY OF BRITISH COLUMBIA

By:/s/ Angus Livingstone Name: Angus Livingstone Title: Managing Director, UILO

/s/ Michael J. Hope Michael J. Hope

/s/ Wendi V. Rodrigueza Wendi V. Rodrigueza

The undersigned hereby agree that the Licence Agreement dated effective July 1, 1998 between each of the undersigned is hereby amended to conform fully with the intent of the foregoing Amendment.

UNIVERSITY OF BRITISH COLUMBIA

By: /s/ Angus Livingstone Name: Angus Livingstone Title: Managing Director, UILO

INEX PHARMACEUTICALS CORP

By: /s/ David Main Name: Title:

SCHEDULE A

EARNED ROYALTIES

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SCHEDULE A Acknowledgment and Acceptance

INEX /s/ DM Nov. 21, 2000 Initials Date

ESPERION /s/ RSN 11-28-00 Initials Date

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CONFIDENTIAL TREATMENT REQUESTED

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